                                                                                                    Exhibit 10.2
ALLTEL CORPORATION

AMENDED AND RESTATED
1994 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
(Effective November 1, 2006)

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1 ESTABLISHMENT OF THE PLAN. Alltel Corporation (“Alltel”) hereby establishes this Alltel Corporation 1994 Stock Option Plan for Nonemployee Directors (the “Plan”). The Plan permits the grant of Nonqualified Stock Options, subject to the terms set forth herein. The Plan is effective as of January 27, 1994 (the “Effective Date”), subject to approval by an affirmative vote of a majority of Shares present and entitled to vote at the 1994 Annual Meeting of Stockholders.

1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the interests of Alltel by linking the personal interests of Nonemployee Directors to those of Alltel stockholders and to attract and retain Nonemployee Directors of outstanding competence.

1.3 DURATION OF THE PLAN. The Plan shall continue in effect following the Effective Date until all Shares subject to options granted under the Plan have been purchased or acquired in accordance with the provisions of the Plan or until the Board of Directors terminates the Plan in accordance with Section 7.1.

ARTICLE 2. DEFINITIONS

Capitalized terms used and not otherwise defined in the Plan shall have the meanings set forth below:

(a) “Award Agreement” means an agreement between Alltel and a Nonemployee Director setting forth the terms and provisions applicable to an Option granted to that Nonemployee Director under the Plan.

(b) “Beneficial Owner” has the meaning given that term in Rule 13d-3 under the Exchange Act, as amended from time to time.

(c) “Board” or “Board or Directors” means the Board of Directors of Alltel, as constituted from time to time.

(d) “Change of Control” shall be deemed to have occurred if:

(i) Any “person,” as defined in Sections 13(d) and 14(d) of the Exchange Act, other than Alltel, any of its subsidiaries, or any employee benefit plan maintained by Alltel or any of its subsidiaries becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of the outstanding voting capital stock of Alltel, unless prior thereto, the Continuing Directors (as defined in the immediately following sentence) approve the transaction that results in the person becoming the beneficial owner of 15% or more of the outstanding voting capital stock of Alltel. “Continuing Directors” means directors who were directors of Alltel at the beginning of the 24-month period ending on the date the determination is made or whose election, or nomination for election, by Alltel’s stockholders was approved by at least a majority of the directors who are in office at the time of the election or nomination and who either (1) were directors at the beginning of the period or (2) were elected, or nominated for election, by at least a majority of the directors who were in office at the time of the election or nomination and were directors at the beginning of the period;

(ii) At any time Continuing Directors no longer constitute a majority of the directors of Alltel;

(iii) The Board fixes a record date for determining stockholders entitled to vote upon (1) a merger or consolidation of Alltel, statutory share exchange, or other similar transaction with another corporation, partnership, or other entity or enterprise in which either Alltel is not the surviving or continuing corporation or Shares are to be converted into or exchanged for cash, securities other than Shares, or other property, (2) a sale or disposition of all or substantially all of the assets of Alltel, or (3) the dissolution of Alltel; or

(iv) Alltel enters into an agreement with any person, entity, or enterprise the consummation of which would result in the occurrence of an event described in subparagraphs (i), (ii), or (iii) of this paragraph.

Notwithstanding the foregoing, in no event shall a “Change of Control” be deemed to have occurred with respect to a Participant if the Participant is part of a purchasing group that consummates the Change of Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the immediately preceding sentence if the Participant is an equity participant in the purchasing company or group other than as a result of (y) passive ownership of less than five percent of the voting capital stock or voting equity interests of the purchasing company; or (z) equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change of Control by a majority of the Continuing Directors.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Director” means any individual who is a member of the Board of Directors of Alltel.

(g) “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(h) “Employee” means any full-time, nonunion, salaried employee of Alltel or of any of Alltel’s Subsidiaries. An individual whose only employment relationship with Alltel is as a Director shall not be deemed to be an Employee.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(j) “Fair Market Value” means the closing price of the Shares on the New York Stock Exchange on the relevant date or, if there were no sales on that date, the closing price on the next preceding date on which there were sales.

(k) “Nonemployee Director” means a Director who is not an Employee.

(l) “Nonqualified Stock Option” or “Option” means an option to purchase Shares granted in accordance with Article 6.

(m) “Option Price” means the price at which a Share may be purchased upon exercise of an Option.

(n) “Participant” means a Nonemployee Director who holds one or more outstanding Options.

(o) “Person” has the meaning given to that term in Section 3(a)(9) of the Exchange Act and used in Section 13(d).

(p) “Shares” means the shares of Common Stock, $1.00 par value, of Alltel.

(q) “subsidiary” means (i) any corporation in which Alltel owns, directly or indirectly, capital stock representing more than 50% of the combined voting power of all classes of capital stock or (ii) any other entity or enterprise (including, but not limited to, a partnership or a joint venture) in which Alltel owns, directly or indirectly, equity interests representing more than 50% of the combined voting power of all classes of equity.

ARTICLE 3. ADMINISTRATION

3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board of Directors, subject to the terms and provisions of the Plan. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner consistent with the provisions of the Plan; except that, in no event shall the Board have the power to determine eligibility for participation under the Plan.

3.2 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan, and all related resolutions or actions of the Board, shall be final, conclusive, and binding on all Persons, including Alltel, its stockholders, employees, Participants, and Participants’ legal representatives and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN.

4.1 NUMBER OF SHARES. Subject to adjustment in accordance with Section 4.3, the total number of Shares with respect to which Options may be granted under the Plan is 1,000,000. The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to that Option.

4.2 LAPSED AWARDS. If any Option granted under the Plan terminates, expires, or lapses for any reason without being exercised, all Shares subject to that Option again shall be available for grant under the Plan.

4.3 ADJUSTMENTS IN SHARES. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of Alltel affecting the Shares, the Board may make such adjustments to the number of outstanding Options, the number of Shares specified in Section 4.1, and to the numbers of Options specified in Sections 6.1 and 6.2 as it determines, in its sole discretion, to be appropriate to prevent dilution or enlargement of rights under the Plan.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION.

5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Persons who are Nonemployee Directors on the date of each grant of Options in accordance with Article 6.

5.2 PARTICIPATION. Nonemployee Directors shall become Participants upon their receipt of grants of Options in accordance with Article 6.

ARTICLE 6. NONQUALIFIED STOCK OPTIONS

6.1 INITIAL GRANT OF OPTIONS. During the term of the Plan, each Person who first becomes a Nonemployee Director shall be granted an Option to purchase 12,000 Shares, effective as of the date such person first becomes a Nonemployee Director.

6.2 SUBSEQUENT GRANTS OF OPTIONS. During the term of the Plan:

(a) each Person who is a Nonemployee Director immediately following each of Alltel’s annual meetings of stockholders (other than a Person who first becomes a Nonemployee Director on the date of any such annual meeting) shall be granted an Option to purchase 7,800 Shares, effective as of the date each such annual meeting of stockholders is concluded; and

(b) each Nonemployee Director who was a participant in the Alltel Corporation Director’s Retirement Plan, as amended, as of January 30, 1997 and who elected to receive Options in accordance with this Section 6.2(b) by submission of a Directors’ Retirement Plan Election Form in the form approved by the Board of Directors, shall be granted the number of Options set forth opposite the Person’s name on Schedule 1 attached hereto, effective as of February 14, 1997.

6.3 LIMITATION ON GRANT OF OPTIONS. Except for the Options specified in Sections 6.1 and 6.2 herein, no Options shall be granted under the Plan. Options granted under the Plan are not intended to be incentive stock options, as defined in Section 422 of the Code.

6.4 OPTION AWARD AGREEMENT. Each Option granted in accordance with Sections 6.1 and 6.2 shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares subject to the Option, the vesting schedule applicable to the Option, and such other provisions as the Board shall determine.

6.5 OPTION PRICE. The Option Price applicable to Shares subject to an Option granted in accordance with Sections 6.1 and 6.2 shall be the Fair Market Value of a Share on the date the grant of the Option is effective.

6.6 DURATION OF OPTIONS. Each Option shall expire on the tenth anniversary of the effective date of its grant, unless earlier terminated in accordance with the Plan.

6.7 VESTING OF OPTIONS. Subject to the terms of the Plan, an Option granted under Section 6.1 or 6.2 (other than Section 6.2(b)) of the Plan and held by a Participant shall vest and become exercisable on the earliest of:

(a) The day immediately preceding the date of the first Alltel annual meeting of stockholders following the effective date of the grant of the Option;

(b) The date of the death of the Participant;

(c) The date of the Disability of the Participant; or

(d) The date a Change of Control is deemed to have occurred.

An Option granted under Section 6.2(b) of the Plan shall be fully vested and exercisable on the date the grant of the Option is effective.

6.8 TERMINATION OF DIRECTORSHIP. In the event a Participant’s status as a Participant terminates because he ceases to be a Nonemployee Director for any reason other than as a result of death or Disability, all Options then held by that former Participant that are not vested and exercisable on the date the Participant ceased to be a Nonemployee Director automatically shall lapse and be forfeited, and the former Participant shall be entitled to no further right or benefit with respect to those Options. All Options then held by that former Participant that are vested and exercisable on the date the Participant ceases to be a Nonemployee Director shall remain exercisable for six months following the date the Participant ceased to be a Nonemployee Director or until the date those Options expire under Section 6.6, whichever period is shorter. In the event of the death of a Participant, all Options then held by the decedent that are exercisable immediately following the death shall remain exercisable until the first anniversary of the date of death or until the date those Options expire under Section 6.6, whichever period is shorter, by the Person who has acquired the Participant’s rights under the Option by will or by the laws of descent and distribution. In the event of the Disability of a Participant, all Options then held by the disabled Participant that are exercisable immediately following the Disability (the “Disability Date”) shall remain exercisable until the first anniversary of the Disability Date or until the date those Options expire under Section 6.6, whichever period is shorter, by the Participant or by the Participant’s legal representative. In the event a Change of Control is deemed to have occurred, all Options then held by a Participant with respect to whom a Change of Control is deemed to have occurred that are exercisable immediately following the Change of Control shall remain exercisable until the date those Options expire under Section 6.6.

6.9 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise (in the form prescribed by or at the direction of the Board) to the Secretary of Alltel or his designee, setting forth the number of Shares with respect to which the Option is being exercised, accompanied by full payment for those Shares. The Option Price payable upon exercise of any Option shall be paid either: (a) in cash or (b) by tendering previously acquired Shares of which the Participant exercising the Option has been the “beneficial owner” (as defined under Section 16 of the Exchange Act) for more than six months prior to the date of exercise and that have a Fair Market Value on the date of exercise equal to the total Option Price, or (c) by any combination of (a) and (b). As soon as practicable after receipt of the foregoing written notice of exercise, full payment of the Option Price, and full payment of all amounts due to satisfy any applicable tax withholding requirements (which the Participant shall be required to pay in cash, rather than by application of Shares otherwise deliverable upon exercise of the Option), Alltel shall deliver to the Participant, in the Participant’s name, the number of Shares purchased upon exercise of the Option.

6.10 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board shall impose such restrictions on any Options and Shares acquired upon the exercise of any Options under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, the requirements of the New York Stock Exchange, and any blue sky or state securities laws applicable to the Options and Shares.

6.11 NONTRANSFERABILITY OF OPTIONS. Except as provided in this Section 6.11, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, and subject to such conditions as the Board may prescribe from time to time, the Board may permit, during the lifetime of the holder of an Option, the transfer or assignment of the Option. The designation of a beneficiary with respect to an Option shall not constitute a transfer for purposes of this Section 6.11.

ARTICLE 7. AMENDMENT, MODIFICATION, AND TERMINATION

7.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms specified in this Section 7.1, the Board may terminate, amend, or modify the Plan at any time and from time to time. Without any approval of the stockholders of Alltel required by the Code, by the rules under Section 16 of the Exchange Act, by the New York Stock Exchange, or by a regulatory body having jurisdiction with respect hereto, no such termination, amendment, or modification may (a) materially increase the total number or value of Shares that may be available for grants of Options under the Plan, except in accordance with Section 4.3; (b) change the class of Participants eligible to participate in the Plan; or (c) materially increase the benefits accruing to Participants under the Plan.

7.2 OPTIONS PREVIOUSLY GRANTED. Unless otherwise required by law, no termination, amendment, or modification of the Plan may, in any material respect, adversely affect any Option previously granted and then outstanding under the Plan, without the prior written consent of the Participant holding the Option.

ARTICLE 8. MISCELLANEOUS

8.1 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.2 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of the Participant’s death (or who may exercise the Participant’s rights hereunder that are exercisable following the Participant’s death). Each designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Board, and shall be effective only when filed by the Participant in writing with the Board or its designate during the Participant’s lifetime.

8.3 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by Alltel’s stockholders.

8.4 SHARES AVAILABLE. The Shares subject to Options granted under the Plan may be either authorized but unissued Shares or Shares that have been or may be reacquired by Alltel.

8.5 SUCCESSORS. All obligations of Alltel under the Plan with respect to Options granted hereunder shall be binding on any successor of Alltel by merger, consolidation, or other acquisition of all or substantially all of the business or assets of Alltel.

8.6 REQUIREMENTS OF LAW AND STOCK EXCHANGE. The granting of Options under the Plan shall be subject to all applicable laws, rules, and regulations of any federal and state governmental agencies and of the New York Stock Exchange.

8.7 GOVERNING LAW. The Plan, and all agreements and instruments contemplated thereby, shall be governed by and construed in accordance with the laws of the State of Delaware.

ALLTEL CORPORATION

By: /s/ Scott T. Ford
       Scott T. Ford, President and Chief
        Executive Officer